Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 Nos. 333-29185, 333-106504 and 333-181644) of The Williams Companies, Inc.,

(2)	Registration Statement (Form S-8 No. 333-03957) pertaining to The Williams Companies, Inc. 1996 Stock Plan for Non-Employee Directors,

(3)	Registration Statement (Form S-8 No. 333-85542) pertaining to The Williams Investment Plus Plan,

(4)	Registration Statement (Form S-8 No. 333-85546) pertaining to The Williams Companies, Inc. 2002 Incentive Plan,

(5)	Registration Statement (Form S-8 No. 333-142985) pertaining to The Williams Companies, Inc. 2007 Employee Stock Purchase Plan and The Williams Companies, Inc. 2007 Incentive Plan,

(6)	Registration Statement (Form S-8 No. 333-167123) pertaining to The Williams Companies, Inc. 2007 Incentive Plan, and

(7)	Registration Statement (Form S-8 No. 333-198050) pertaining to The Williams Companies, Inc. 2007 Incentive Plan and The Williams Companies, Inc. 2007 Employee Stock Purchase Plan;

of our report dated February 25, 2015, except as it relates to the change in segments and matters described in Note 1, Note 19, and Note 20 as to which the date is May 6, 2015, with respect to the consolidated financial statements and schedules of The Williams Companies, Inc. included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Tulsa, Oklahoma
May 6, 2015